Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS SECOND QUARTER RESULTS

Richmond, Va., July 21, 2022 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (Nasdaq: AUB) reported net income available to common shareholders of $59.3 million and basic and diluted earnings per common share of $0.79 for the second quarter ended June 30, 2022. Adjusted operating earnings available to common shareholders(1) were $51.3 million, diluted operating earnings per common share(1) were $0.69, and pre-tax pre-provision adjusted operating earnings available to common shareholders(1) were $66.2 million for the second quarter ended June 30, 2022.

“Atlantic Union Bankshares delivered solid second quarter results with upper single digit annualized loan growth, strong credit metrics, and an expanding net interest margin,” said John C. Asbury, president and chief executive officer of Atlantic Union. “We continue to be mindful of the current economic uncertainties, but remain encouraged by our competitive positioning, market dynamics, asset sensitivity and the economic strength in our footprint, which gives us confidence in our ability to achieve our top tier financial targets in the second half of the year.”

“Operating under the mantra of soundness, profitability and growth – in that order of priority - Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

Share Repurchase Program

On December 10, 2021, the Company’s Board of Directors authorized a share repurchase program (the “Repurchase Program”) to purchase up to $100 million of the Company’s common stock through December 9, 2022 in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and / or Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As part of the Repurchase Program, approximately 1.3 million shares (or $48.2 million) were repurchased during the six months ended June 30, 2022, and of these shares approximately 649,000 shares (or $23.2 million) were repurchased during the second quarter of 2022. At June 30, 2022, approximately $51.8 million of share repurchases remain available under the Repurchase Program.

NET INTEREST INCOME

For the second quarter of 2022, net interest income was $138.8 million, an increase of $7.9 million from $130.9 million for the first quarter of 2022. Net interest income (FTE)(1) was $142.3 million in the second quarter of 2022, an increase of approximately $8.1 million from the first quarter of 2022. The increases in net interest income and net interest income (FTE)(1) were primarily driven by higher interest income due to average loan growth from the prior quarter, increases in loan yields on the Company’s variable rate loans due to higher market interest rates and the additional day count in the second quarter, partially offset by increases in deposit and borrowing costs. The second quarter net interest margin increased 18 basis points to 3.15% from the previous quarter, and the net interest margin (FTE)(1) increased 20 basis points during the same period to 3.24%. The cost of funds increased by 4 basis points to 22 basis points, compared to the first quarter of 2022, driven by higher deposit and borrowing costs as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $2.7 million for the quarter ended June 30, 2022, representing an increase of $621,000 from the prior quarter. The first and second quarters of 2022 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended March 31, 2022	$2,253	$(10)	$(203)	$2,040
For the quarter ended June 30, 2022	2,879	(11)	(207)	2,661
For the remaining six months of 2022 (estimated)	2,026	(23)	(418)	1,585
For the years ending (estimated):
2023	3,390	(31)	(852)	2,507
2024	2,769	(4)	(877)	1,888
2025	2,162	(1)	(900)	1,261
2026	1,727	—	(926)	801
2027	1,317	—	(953)	364
Thereafter	6,532	—	(7,993)	(1,461)
Total remaining acquisition accounting fair value adjustments at June 30, 2022	$19,923	$(59)	$(12,919)	$6,945

ASSET QUALITY

Overview

During the second quarter of 2022, nonperforming assets (“NPAs”) as a percentage of loans remained low at 0.23% at June 30, 2022. Accruing past due loan levels as a percentage of total loans held for investment at June 30, 2022 totaled 15 basis points, which was a 7 basis point decrease as compared to March 31, 2022, and 3 basis points lower than at June 30, 2021. Net charge-off levels remained low at 0.03% of total average loans for the second quarter of 2022. The allowance for credit losses (“ACL”) totaled $113.2 million at June 30, 2022, a $2.6 million increase from the prior quarter.

Nonperforming Assets

At June 30, 2022, NPAs totaled $31.1 million, an increase of $407,000 from March 31, 2022. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Nonaccrual loans	$29,070	$29,032	$31,100	$35,472	$36,399
Foreclosed properties	2,065	1,696	1,696	1,696	1,696
Total nonperforming assets	$31,135	$30,728	$32,796	$37,168	$38,095

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Beginning Balance	$29,032	$31,100	$35,472	$36,399	$41,866
Net customer payments	(2,472)	(4,132)	(5,068)	(4,719)	(9,307)
Additions	3,203	2,087	1,294	4,177	4,162
Charge-offs	(311)	(23)	(598)	(385)	(183)
Loans returning to accruing status	—	—	—	—	(153)
Transfers to foreclosed property	(382)	—	—	—	14
Ending Balance	$29,070	$29,032	$31,100	$35,472	$36,399

Past Due Loans

Past due loans still accruing interest totaled $20.4 million or 0.15% of total loans held for investment at June 30, 2022, compared to $29.6 million or 0.22% of total loans held for investment at March 31, 2022, and $25.1 million or 0.18% of total loans held for investment at June 30, 2021. Of the total past due loans still accruing interest, $4.6 million or 0.03% of total loans held for investment were loans past due 90 days or more at June 30, 2022, compared to $8.2 million or 0.06% of total loans held for investment at March 31, 2022, and $8.7 million or 0.06% of total loans held for investment at June 30, 2021.

Net Charge-offs

Net charge-offs were $939,000 or 0.03% of total average loans on an annualized basis for the quarter ended June 30, 2022, compared to insignificant net charge-offs of less than 0.01% for the first quarter of 2022 and the second quarter of 2021. On a year to date basis through June 30, 2022, net charge-offs were $935,000 or 0.01% of total average loans (annualized).

Provision for Credit Losses

For the quarter ended June 30, 2022, the Company recorded a provision for credit losses of $3.6 million, compared to a provision for credit losses of $2.8 million in the previous quarter, and a negative provision for credit losses of $27.4 million recorded during the same quarter in 2021. The provision for credit losses for the second quarter of 2022 reflected a provision of $2.6 million for loan and securities losses and $1.0 million for unfunded commitments.

Allowance for Credit Losses

At June 30, 2022, the ACL was $113.2 million and included an allowance for loan and lease losses (“ALLL”) of $104.2 million and a reserve for unfunded commitments (“RUC”) of $9.0 million. The ACL at June 30, 2022 increased $2.6 million from March 31, 2022, primarily due to increased uncertainty in the macroeconomic outlook and the impact of loan growth in the second quarter of 2022.

The ACL as a percentage of total loans increased slightly to 0.83% at June 30, 2022, compared to 0.82% at March 31, 2022. The ALLL as a percentage of total loans was 0.76% at June 30, 2022, consistent with March 31, 2022.

NONINTEREST INCOME

Noninterest income increased $8.1 million to $38.3 million for the quarter ended June 30, 2022 from $30.2 million in the prior quarter, primarily due to a $9.1 million pre-tax gain resulting from the sale of Dixon, Hubard, Feinour & Brown, Inc. (“DHFB”), a $458,000 increase in interchange fees due to an increase in transaction and dollar volumes, and a $444,000 increase in service charges on deposit accounts. These noninterest category increases were partially offset by a decrease in loan interest rate swap fee income of $1.3 million due to a decrease in average swap fees, a decrease in unrealized gains on equity method investments of $1.1 million, and lower mortgage banking income of $917,000, resulting from declining gain on sale margins.

NONINTEREST EXPENSE

Noninterest expense decreased $6.5 million to $98.8 million for the quarter ended June 30, 2022 from $105.3 million in the prior quarter, primarily driven by a decrease in restructuring expenses, as the prior quarter reflected $5.5 million related to the Company’s restructure activity that included the consolidation of 16 branches that was completed in March 2022. In addition, salaries and benefits expense declined by $3.0 million during the second quarter, due to decreases in payroll related taxes and 401(k) contribution expenses, which are typically seasonally higher in the first quarter. Partially offsetting these expense reductions was an increase of $590,000 in professional services expenses, an increase of $350,000 in Teammate related expenses (included as a component of other expenses) associated with the re-opening of our corporate offices, an increase in marketing and advertising expenses of $339,000, and an increase in FDIC assessment premiums of $281,000.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2022 was 16.7%, compared to 17.5% for the three months ended March 31, 2022, reflecting the impact of discrete items related to the sale of DHFB.

BALANCE SHEET

At June 30, 2022, total assets were $19.7 billion, a decrease of $120.6 million or approximately 2.4% (annualized) from March 31, 2022, and a decrease of $327.6 million or approximately 1.6% from June 30, 2021. Total assets declined from the prior quarter due to a decline in the investment securities portfolio of $207.1 million primarily due to the impact of market interest rate increases on the market value of the AFS securities portfolio, partially offset by the net impact of the decrease in cash and cash equivalents of $154.9 million, which was deployed to fund $196.1 million in loan growth during the quarter.

At June 30, 2022, loans held for investment (net of deferred fees and costs) totaled $13.7 billion, including $21.7 million in Paycheck Protection Program (“PPP”) loans, an increase of $196.1 million or 5.8% (annualized) from $13.5 billion, including $67.4 million in PPP loans, at March 31, 2022. Average loans held for investment (net of deferred fees and costs) totaled $13.5 billion at June 30, 2022, an increase of $224.7 million or 6.8% (annualized) from the prior quarter. Excluding the effects of the PPP(1), adjusted loans held for investment (net of deferred fees and costs) at June 30, 2022 increased $241.8 million or 7.2% (annualized) from March 31, 2022 and adjusted average loans increased $284.4 million or 8.6% (annualized) from the prior quarter. At June 30, 2022 loans held for investment (net of deferred fees and costs) decreased $42.5 million or 0.3% from June 30, 2021, and quarterly average loans decreased $446.4 million or 3.2% from the same period in the prior year. Excluding the effects of the PPP(1), adjusted loans held for investment (net of deferred fees and costs) at June 30, 2022 increased $795.1 million or 6.2% from the same period in the prior year, and adjusted quarterly average loans during the second quarter of 2022 increased $697.8 million or 5.5% from the same period in the prior year.

At June 30, 2022, total deposits were $16.1 billion, a decrease of $355.6 million or approximately 8.7% (annualized) from March 31, 2022. Average deposits at June 30, 2022 also decreased from the prior quarter by $323.3 million or 7.9% (annualized). The decline in deposits was primarily driven by a public funds client that used available deposit funds to repay higher cost, longer-term debt obligations during the second quarter. Total deposits at June 30, 2022 decreased $530.6 million or 3.2% from June 30, 2021, and quarterly average deposits at June 30, 2022 decreased $309.5 million or 1.9% from the same period in the prior year. The decrease in total deposits from the prior year was primarily due to a decline in money market account balances of $494.7 million and maturing time deposits.

The following table shows the Company’s capital ratios at the quarters ended:

	June 30,	March 31,	June 30,
	2022	2021	2021
Common equity Tier 1 capital ratio (2)	9.96%	9.86%	10.56%
Tier 1 capital ratio (2)	11.00%	10.91%	11.68%
Total capital ratio (2)	13.85%	13.79%	14.05%
Leverage ratio (Tier 1 capital to average assets) (2)	9.26%	9.07%	9.20%
Common equity to total assets	11.32%	11.79%	12.91%
Tangible common equity to tangible assets (1)	6.78%	7.21%	8.40%

For the quarter ended June 30, 2022, the Company’s common equity to total assets capital ratio and the tangible common equity to tangible assets capital ratio decreased from the prior quarter and prior year primarily due to the unrealized losses on the AFS securities portfolio recorded in other comprehensive income due to market interest rate increases in the second quarter of 2022.

During the second quarter of 2022, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the first quarter of 2022 and the second quarter of 2021. During the second quarter of 2022, the Company also declared and paid cash dividends of $0.28 per common share, consistent with the first quarter of 2022 and the second quarter of 2021.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

(2) All ratios at June 30, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Sale of Dixon, Hubard, Feinour & Brown, Inc.

Effective June 30, 2022, the Company transferred its ownership interest in DHFB, which was formerly a subsidiary of Atlantic Union Bank (the “Bank”) to Cary Street Partners Financial LLC (“CSP”) in exchange for a minority ownership interest in CSP.

SECOND QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for analysts on Thursday, July 21, 2022 at 9:00 a.m. Eastern Time during which management will review the financial results for the three and six months ended June 30, 2022 and provide an update on recent activities.

Interested parties may participate in the call by registering at the following URL:

https://register.vevent.com/register/BI251d953edb164e91bd37f98e5106e347. The conference call provider has changed its dial-in procedures, so all attendees must utilize the link to receive an audio dial-in number and their Access PIN.

Management will conduct a listen-only webcast with accompanying slides, which can be found at:

https://edge.media-server.com/mmc/p/8t2h7c2u.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the periods ended June 30, 2022, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotes, statements regarding the Company’s outlook on future economic conditions and the impacts of the current economic uncertainties and statements that include, projections, predictions, expectations, or beliefs about future events or results, including the Company’s ability to meet its top tier financial targets, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in:

●	market interest rates and the impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolio;
●	inflation and its impacts on economic growth and customer and client behavior;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of the loan or investment portfolios and changes therein;
●	demand for loan products and financial services in the Company’s market area;
●	the Company’s ability to manage its growth or implement its growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	the Company’s ability to recruit and retain key employees;
●	real estate values in the Bank’s lending area;
●	an insufficient ACL;
●	changes in accounting principles, including without limitation, relating to the CECL methodology;
●	the Company’s liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
●	the Company’s ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the ongoing conflict between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;
●	the effect of steps the Company takes in response to the COVID-19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein;
●	the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by the Company’s counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	potential claims, damages, and fines related to litigation or government actions;
●	the effects of changes in federal, state or local tax laws and regulations;
●	changes to applicable accounting principles and guidelines; and
●	other factors, many of which are beyond the control of the Company.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein should be considered in evaluating forward-looking statements, all forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in the press release, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company does not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Results of Operations
Interest and dividend income	$148,755	$138,456	$150,852	$287,212	$298,525
Interest expense	9,988	7,525	10,304	17,514	23,079
Net interest income	138,767	130,931	140,548	269,698	275,446
Provision for credit losses	3,559	2,800	(27,414)	6,359	(41,037)
Net interest income after provision for credit losses	135,208	128,131	167,962	263,339	316,483
Noninterest income	38,286	30,153	28,466	68,439	59,451
Noninterest expenses	98,768	105,321	91,971	204,089	203,908
Income before income taxes	74,726	52,963	104,457	127,689	172,026
Income tax expense	12,500	9,273	19,073	21,773	30,453
Net income	62,226	43,690	85,384	105,916	141,573
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$59,259	$40,723	$82,417	$99,982	$135,639

Interest earned on earning assets (FTE) (1)	$152,332	$141,792	$153,996	$294,124	$304,722
Net interest income (FTE) (1)	142,344	134,267	143,692	276,610	281,643
Total revenue (FTE) (1)	180,630	164,420	172,158	345,049	341,094
Pre-tax pre-provision adjusted operating earnings (8)	69,205	61,271	77,021	130,476	146,508

Key Ratios
Earnings per common share, diluted	$0.79	$0.54	$1.05	$1.33	$1.72
Return on average assets (ROA)	1.27%	0.89%	1.72%	1.08%	1.44%
Return on average equity (ROE)	10.21%	6.66%	12.46%	8.37%	10.44%
Return on average tangible common equity (ROTCE) (2) (3)	18.93%	11.53%	21.44%	14.97%	18.06%
Efficiency ratio	55.78%	65.38%	54.42%	60.36%	60.89%
Efficiency ratio (FTE) (1)	54.68%	64.06%	53.42%	59.15%	59.78%
Net interest margin	3.15%	2.97%	3.15%	3.06%	3.12%
Net interest margin (FTE) (1)	3.24%	3.04%	3.23%	3.14%	3.19%
Yields on earning assets (FTE) (1)	3.46%	3.22%	3.46%	3.34%	3.46%
Cost of interest-bearing liabilities	0.35%	0.26%	0.35%	0.30%	0.39%
Cost of deposits	0.15%	0.11%	0.18%	0.13%	0.20%
Cost of funds	0.22%	0.18%	0.23%	0.20%	0.27%

Operating Measures (4)
Adjusted operating earnings	$54,244	$48,041	$85,367	$102,285	$153,833
Adjusted operating earnings available to common shareholders	51,277	45,074	82,400	96,351	147,899
Adjusted operating earnings per common share, diluted	$0.69	$0.60	$1.05	$1.28	$1.88
Adjusted operating ROA	1.10%	0.98%	1.72%	1.04%	1.57%
Adjusted operating ROE	8.90%	7.32%	12.46%	8.08%	11.35%
Adjusted operating ROTCE (2) (3)	16.47%	12.69%	21.44%	14.45%	19.63%
Adjusted operating efficiency ratio (FTE) (1)(7)	55.88%	58.86%	51.36%	57.34%	53.08%

Per Share Data
Earnings per common share, basic	$0.79	$0.54	$1.05	$1.33	$1.72
Earnings per common share, diluted	0.79	0.54	1.05	1.33	1.72
Cash dividends paid per common share	0.28	0.28	0.28	0.56	0.53
Market value per share	33.92	36.69	36.22	33.92	36.22
Book value per common share	29.95	31.12	33.30	29.95	33.30
Tangible book value per common share (2)	17.07	18.10	20.59	17.07	20.59
Price to earnings ratio, diluted	10.68	16.75	8.60	12.65	10.44
Price to book value per common share ratio	1.13	1.18	1.09	1.13	1.09
Price to tangible book value per common share ratio (2)	1.99	2.03	1.76	1.99	1.76
Weighted average common shares outstanding, basic	74,847,899	75,544,644	78,819,697	75,194,347	78,841,462
Weighted average common shares outstanding, diluted	74,849,871	75,556,127	78,843,724	75,201,326	78,863,859
Common shares outstanding at end of period	74,688,314	75,335,956	77,928,948	74,688,314	77,928,948

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.96%	9.86%	10.56%	9.96%	10.56%
Tier 1 capital ratio (5)	11.00%	10.91%	11.68%	11.00%	11.68%
Total capital ratio (5)	13.85%	13.79%	14.05%	13.85%	14.05%
Leverage ratio (Tier 1 capital to average assets) (5)	9.26%	9.07%	9.20%	9.26%	9.20%
Common equity to total assets	11.32%	11.79%	12.91%	11.32%	12.91%
Tangible common equity to tangible assets (2)	6.78%	7.21%	8.40%	6.78%	8.40%

Financial Condition
Assets	$19,661,799	$19,782,430	$19,989,356	$19,661,799	$19,989,356
Loans held for investment (net of deferred fees and costs)	13,655,408	13,459,349	13,697,929	13,655,408	13,697,929
Securities	3,820,078	4,027,185	3,491,669	3,820,078	3,491,669
Earning Assets	17,578,979	17,731,089	17,824,283	17,578,979	17,824,283
Goodwill	925,211	935,560	935,560	925,211	935,560
Amortizable intangibles, net	31,621	40,273	49,917	31,621	49,917
Deposits	16,128,635	16,484,223	16,659,219	16,128,635	16,659,219
Borrowings	797,948	504,032	380,079	797,948	380,079
Stockholders' equity	2,391,476	2,498,335	2,747,597	2,391,476	2,747,597
Tangible common equity (2)	1,268,287	1,356,145	1,595,763	1,268,287	1,595,763

Loans held for investment, net of deferred fees and costs
Construction and land development	$988,379	$969,059	$838,722	$988,379	$838,722
Commercial real estate - owner occupied	1,965,702	2,007,671	2,069,658	1,965,702	2,069,658
Commercial real estate - non-owner occupied	3,860,819	3,875,681	3,712,607	3,860,819	3,712,607
Multifamily real estate	762,502	723,940	860,081	762,502	860,081
Commercial & Industrial	2,595,891	2,540,680	2,990,622	2,595,891	2,990,622
Residential 1-4 Family - Commercial	553,771	569,801	637,485	553,771	637,485
Residential 1-4 Family - Consumer	865,174	824,163	823,355	865,174	823,355
Residential 1-4 Family - Revolving	583,073	568,403	559,014	583,073	559,014
Auto	525,301	499,855	411,073	525,301	411,073
Consumer	180,045	171,875	195,036	180,045	195,036
Other Commercial	774,751	708,221	600,276	774,751	600,276
Total loans held for investment	$13,655,408	$13,459,349	$13,697,929	$13,655,408	$13,697,929

Deposits
Interest checking accounts	$3,943,303	$4,121,257	$3,777,540	$3,943,303	$3,777,540
Money market accounts	3,956,050	4,151,155	4,450,724	3,956,050	4,450,724
Savings accounts	1,165,577	1,166,922	1,032,171	1,165,577	1,032,171
Time deposits of $250,000 and over	360,158	365,796	566,180	360,158	566,180
Other time deposits	1,342,009	1,309,030	1,610,032	1,342,009	1,610,032
Time deposits	1,702,167	1,674,826	2,176,212	1,702,167	2,176,212
Total interest-bearing deposits	$10,767,097	$11,114,160	$11,436,647	$10,767,097	$11,436,647
Demand deposits	5,361,538	5,370,063	5,222,572	5,361,538	5,222,572
Total deposits	$16,128,635	$16,484,223	$16,659,219	$16,128,635	$16,659,219

Averages
Assets	$19,719,402	$19,920,368	$19,922,978	$19,819,330	$19,805,569
Loans held for investment (net of deferred fees and costs)	13,525,529	13,300,789	13,971,939	13,413,780	14,017,777
Loans held for sale	20,634	14,636	36,790	17,652	49,834
Securities	3,930,912	4,198,582	3,420,329	4,064,007	3,315,435
Earning assets	17,646,470	17,885,018	17,868,938	17,765,085	17,781,005
Deposits	16,191,056	16,514,375	16,500,541	16,351,822	16,288,772
Time deposits	1,667,378	1,766,657	2,270,217	1,716,743	2,379,716
Interest-bearing deposits	10,824,465	11,286,277	11,446,768	11,054,095	11,468,826
Borrowings	765,886	511,722	399,855	639,506	486,784
Interest-bearing liabilities	11,590,351	11,797,999	11,846,623	11,693,601	11,955,610
Stockholders' equity	2,445,045	2,660,984	2,747,864	2,552,418	2,733,980
Tangible common equity (2)	1,304,536	1,517,325	1,594,311	1,410,342	1,578,531

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

		As of & For Three Months Ended			As of & For Six Months Ended
		06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)		$102,591	$99,787	$142,911	$99,787	$160,540
Add: Recoveries		1,018	1,513	1,876	2,531	4,345
Less: Charge-offs		1,957	1,509	1,945	3,466	5,586
Add: Provision for loan losses		2,532	2,800	(24,581)	5,332	(41,038)
Ending balance, ALLL		$104,184	$102,591	$118,261	$104,184	$118,261

Beginning balance, Reserve for unfunded commitment (RUC)		$8,000	$8,000	$12,833	$8,000	$10,000
Add: Provision for unfunded commitments		1,000	—	(2,833)	1,000	—
Ending balance, RUC		$9,000	$8,000	$10,000	$9,000	$10,000
Total ACL		$113,184	$110,591	$128,261	$113,184	$128,261

ACL / total outstanding loans		0.83%	0.82%	0.94%	0.83%	0.94%
ACL / total adjusted loans(9)		0.83%	0.83%	1.00%	0.83%	1.00%
ALLL / total outstanding loans		0.76%	0.76%	0.86%	0.76%	0.86%
ALLL / total adjusted loans(9)		0.76%	0.77%	0.92%	0.76%	0.92%
Net charge-offs / total average loans		0.03%	0.00%	0.00%	0.01%	0.02%
Net charge-offs / total adjusted average loans(9)		0.03%	0.00%	0.00%	0.01%	0.02%
Provision for loan losses/ total average loans		0.08%	0.09%	(0.71)%	0.08%	(0.59)%
Provision for loan losses/ total adjusted average loans(9)		0.08%	0.09%	(0.77)%	0.08%	(0.65)%
	`
Nonperforming Assets (6)
Construction and land development		$581	$869	$2,685	$581	$2,685
Commercial real estate - owner occupied		4,996	4,865	6,969	4,996	6,969
Commercial real estate - non-owner occupied		3,301	3,287	3,026	3,301	3,026
Multifamily real estate		—	—	113	—	113
Commercial & Industrial		2,728	1,975	1,908	2,728	1,908
Residential 1-4 Family - Commercial		2,031	2,239	4,200	2,031	4,200
Residential 1-4 Family - Consumer		12,084	12,039	13,489	12,084	13,489
Residential 1-4 Family - Revolving		3,069	3,371	3,726	3,069	3,726
Auto		279	333	179	279	179
Consumer		1	54	104	1	104
Nonaccrual loans		$29,070	$29,032	$36,399	$29,070	$36,399
Foreclosed property		2,065	1,696	1,696	2,065	1,696
Total nonperforming assets (NPAs)		$31,135	$30,728	$38,095	$31,135	$38,095
Construction and land development		$1	$1	$186	$1	$186
Commercial real estate - owner occupied		792	2,396	2,276	792	2,276
Commercial real estate - non-owner occupied		642	1,735	827	642	827
Commercial & Industrial		322	763	1,088	322	1,088
Residential 1-4 Family - Commercial		184	878	759	184	759
Residential 1-4 Family - Consumer		1,112	1,147	2,725	1,112	2,725
Residential 1-4 Family - Revolving		997	1,065	561	997	561
Auto		134	192	168	134	168
Consumer		79	70	156	79	156
Other Commercial		329	—	—	329	—
Loans ≥ 90 days and still accruing		$4,592	$8,247	$8,746	$4,592	$8,746
Total NPAs and loans ≥ 90 days		$35,727	$38,975	$46,841	$35,727	$46,841
NPAs / total outstanding loans		0.23%	0.23%	0.28%	0.23%	0.28%
NPAs / total adjusted loans(9)		0.23%	0.23%	0.30%	0.23%	0.30%
NPAs / total assets		0.16%	0.16%	0.19%	0.16%	0.19%
ALLL / nonaccrual loans		358.39%	353.37%	324.90%	358.39%	324.90%
ALLL/ nonperforming assets		334.62%	333.87%	310.44%	334.62%	310.44%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Past Due Detail (6)
Construction and land development	$645	$170	$798	$645	$798
Commercial real estate - owner occupied	1,374	5,081	1,450	1,374	1,450
Commercial real estate - non-owner occupied	511	79	1,501	511	1,501
Multifamily real estate	—	124	156	—	156
Commercial & Industrial	2,581	1,382	948	2,581	948
Residential 1-4 Family - Commercial	1,944	827	710	1,944	710
Residential 1-4 Family - Consumer	594	5,890	764	594	764
Residential 1-4 Family - Revolving	1,368	1,157	919	1,368	919
Auto	1,841	1,508	1,333	1,841	1,333
Consumer	361	467	545	361	545
Other Commercial	11	1,270	375	11	375
Loans 30-59 days past due	$11,230	$17,955	$9,499	$11,230	$9,499
Construction and land development	$—	$—	$310	$—	$310
Commercial real estate - owner occupied	807	—	2,008	807	2,008
Commercial real estate - non-owner occupied	—	223	78	—	78
Commercial & Industrial	546	745	1,733	546	1,733
Residential 1-4 Family - Commercial	474	251	565	474	565
Residential 1-4 Family - Consumer	1,646	1,018	992	1,646	992
Residential 1-4 Family - Revolving	731	651	678	731	678
Auto	213	183	165	213	165
Consumer	210	201	297	210	297
Other Commercial	—	95	—	—	—
Loans 60-89 days past due	$4,627	$3,367	$6,826	$4,627	$6,826

Past Due and still accruing	$20,449	$29,569	$25,071	$20,449	$25,071
Past Due and still accruing / total loans	0.15%	0.22%	0.18%	0.15%	0.18%

Troubled Debt Restructurings
Performing	$10,662	$12,157	$13,053	$10,662	$13,053
Nonperforming	7,298	7,552	6,231	7,298	6,231
Total troubled debt restructurings	$17,960	$19,709	$19,284	$17,960	$19,284

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$138,767	$130,931	$140,548	$269,698	$275,446
FTE adjustment	3,577	3,336	3,144	6,912	6,197
Net interest income (FTE) (non-GAAP)	$142,344	$134,267	$143,692	$276,610	$281,643
Noninterest income (GAAP)	38,286	30,153	28,466	68,439	59,451
Total revenue (FTE) (non-GAAP)	$180,630	$164,420	$172,158	$345,049	$341,094

Average earning assets	$17,646,470	$17,885,018	$17,868,938	$17,765,085	$17,781,005
Net interest margin	3.15%	2.97%	3.15%	3.06%	3.12%
Net interest margin (FTE)	3.24%	3.04%	3.23%	3.14%	3.19%

Tangible Assets (2)
Ending assets (GAAP)	$19,661,799	$19,782,430	$19,989,356	$19,661,799	$19,989,356
Less: Ending goodwill	925,211	935,560	935,560	925,211	935,560
Less: Ending amortizable intangibles	31,621	40,273	49,917	31,621	49,917
Ending tangible assets (non-GAAP)	$18,704,967	$18,806,597	$19,003,879	$18,704,967	$19,003,879

Tangible Common Equity (2)
Ending equity (GAAP)	$2,391,476	$2,498,335	$2,747,597	$2,391,476	$2,747,597
Less: Ending goodwill	925,211	935,560	935,560	925,211	935,560
Less: Ending amortizable intangibles	31,621	40,273	49,917	31,621	49,917
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,268,287	$1,356,145	$1,595,763	$1,268,287	$1,595,763

Average equity (GAAP)	$2,445,045	$2,660,984	$2,747,864	$2,552,418	$2,733,980
Less: Average goodwill	935,446	935,560	935,560	935,503	935,560
Less: Average amortizable intangibles	38,707	41,743	51,637	40,217	53,533
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,304,536	$1,517,325	$1,594,311	$1,410,342	$1,578,531

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$59,259	$40,723	$82,417	$99,982	$135,639
Plus: Amortization of intangibles, tax effected	2,303	2,401	2,819	4,704	5,765
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$61,562	$43,124	$85,236	$104,686	$141,404

Return on average tangible common equity (ROTCE)	18.93%	11.53%	21.44%	14.97%	18.06%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Operating Measures (4)
Net income (GAAP)	$62,226	$43,690	$85,384	$105,916	$141,573
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	11,609
Less: (Loss) gain on sale of securities, net of tax	(2)	—	—	(2)	62
Less: Gain on sale of DHFB, net of tax	7,984	—	—	7,984	—
Plus: Branch closing and facility consolidation costs, net of tax	—	4,351	(17)	4,351	713
Adjusted operating earnings (non-GAAP)	54,244	48,041	85,367	102,285	153,833
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Adjusted operating earnings available to common shareholders (non-GAAP)	$51,277	$45,074	$82,400	$96,351	$147,899

Noninterest expense (GAAP)	$98,768	$105,321	$91,971	$204,089	$203,908
Less: Amortization of intangible assets	2,915	3,039	3,568	5,954	7,298
Less: Losses related to balance sheet repositioning	—	—	—	—	14,695
Less: Branch closing and facility consolidation costs	—	5,508	(22)	5,508	902
Adjusted operating noninterest expense (non-GAAP)	$95,853	$96,774	$88,425	$192,627	$181,013

Noninterest income (GAAP)	$38,286	$30,153	$28,466	$68,439	$59,451
Less: (Loss) gain on sale of securities	(2)	—	—	(2)	78
Less: Gain on sale of DHFB	9,082	—	—	9,082	—
Adjusted operating noninterest income (non-GAAP)	$29,206	$30,153	$28,466	$59,359	$59,373

Net interest income (FTE) (non-GAAP) (1)	$142,344	$134,267	$143,692	$276,610	$281,643
Adjusted operating noninterest income (non-GAAP)	29,206	30,153	28,466	59,359	59,373
Total adjusted revenue (FTE) (non-GAAP) (1)	$171,550	$164,420	$172,158	$335,969	$341,016

Efficiency ratio	55.78%	65.38%	54.42%	60.36%	60.89%
Efficiency ratio (FTE) (1)	54.68%	64.06%	53.42%	59.15%	59.78%
Adjusted operating efficiency ratio (FTE) (1)(7)	55.88%	58.86%	51.36%	57.34%	53.08%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$51,277	$45,074	$82,400	$96,351	$147,899
Plus: Amortization of intangibles, tax effected	2,303	2,401	2,819	4,704	5,765
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$53,580	$47,475	$85,219	$101,054	$153,665

Average tangible common equity (non-GAAP)	$1,304,536	$1,517,325	$1,594,311	$1,410,342	$1,578,531
Adjusted operating return on average tangible common equity (non-GAAP)	16.47%	12.69%	21.44%	14.45%	19.63%

Pre-tax pre-provision adjusted operating earnings (8)
Net income (GAAP)	$62,226	$43,690	$85,384	$105,916	$141,573
Plus: Provision for credit losses	3,559	2,800	(27,414)	6,359	(41,037)
Plus: Income tax expense	12,500	9,273	19,073	21,773	30,453
Plus: Net loss related to balance sheet repositioning	—	—	—	—	14,695
Less: (Loss) gain on sale of securities	(2)	—	—	(2)	78
Less: Gain on sale of DHFB	9,082	—	—	9,082	—
Plus: Branch closing and facility consolidation costs	—	5,508	(22)	5,508	902
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$69,205	$61,271	$77,021	$130,476	$146,508
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$66,238	$58,304	$74,054	$124,542	$140,574

Weighted average common shares outstanding, diluted	74,849,871	75,556,127	78,843,724	75,201,326	78,863,859
Pre-tax pre-provision earnings per common share, diluted	$0.88	$0.77	$0.94	$1.66	$1.78

Adjusted Loans (9)
Loans held for investment (net of deferred fees and costs) (GAAP)	$13,655,408	$13,459,349	$13,697,929	$13,655,408	$13,697,929
Less: PPP adjustments (net of deferred fees and costs)	21,749	67,444	859,386	21,749	859,386
Total adjusted loans (non-GAAP)	$13,633,659	$13,391,905	$12,838,543	$13,633,659	$12,838,543

Average loans held for investment (net of deferred fees and costs) (GAAP)	$13,525,529	$13,300,789	$13,971,939	$13,413,780	$14,017,777
Less: Average PPP adjustments (net of deferred fees and costs)	43,391	103,041	1,187,641	73,052	1,248,147
Total adjusted average loans (non-GAAP)	$13,482,138	$13,197,748	$12,784,298	$13,340,728	$12,769,630

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	06/30/22	03/31/22	06/30/21	06/30/22	06/30/21
Mortgage Origination Held for Sale Volume
Refinance Volume	$14,916	$33,201	$73,330	$48,116	$192,248
Purchase Volume	84,551	58,295	88,747	142,846	156,704
Total Mortgage loan originations held for sale	$99,467	$91,496	$162,077	$190,962	$348,952
% of originations held for sale that are refinances	15.0%	36.3%	45.2%	25.2%	55.1%

Wealth
Assets under management (AUM)	$4,415,537	$6,519,974	$6,396,010	$4,415,537	$6,396,010

Other Data
End of period full-time employees	1,856	1,853	1,884	1,856	1,884
Number of full-service branches	114	114	129	114	129
Number of automatic transaction machines (ATMs)	131	132	149	131	149

(1)	These are non-GAAP financial measures. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude the gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), gains or losses on sale of securities, gain on the sale of DHFB, as well as branch closing and facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance associated with branch closing and corporate expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.

(5)	All ratios at June 30, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	These balances reflect the impact of the CARES Act and the joint guidance issued by the five federal bank regulatory agencies and the Conference of State Bank Supervisors on March 22, 2020, as subsequently revised on April 7, 2020, which provides relief for TDR designations and also provides guidance on past due reporting for modified loans.
(7)	The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, gains or losses on sale of securities, gain on the sale of DHFB, gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), as well as branch closing and facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.
(8)	This is a non-GAAP financial measure. Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, gains or losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), gains or losses on sale of securities, gain on the sale of DHFB, as well as branch closing and facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.
(9)	These are non-GAAP financial measures. PPP adjustment impact excludes the unforgiven portion of PPP loans. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non-GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry a Small Business Administration (“SBA”) guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2022	2021	2021
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$158,902	$180,963	$268,682
Interest-bearing deposits in other banks	82,086	618,714	593,271
Federal funds sold	388	2,824	3,217
Total cash and cash equivalents	241,376	802,501	865,170
Securities available for sale, at fair value	2,951,421	3,481,650	2,873,405
Securities held to maturity, at carrying value	780,749	628,000	541,439
Restricted stock, at cost	87,908	76,825	76,825
Loans held for sale, at fair value	15,866	20,861	32,726
Loans held for investment, net of deferred fees and costs	13,655,408	13,195,843	13,697,929
Less: allowance for loan and lease losses	104,184	99,787	118,261
Total loans held for investment, net	13,551,224	13,096,056	13,579,668
Premises and equipment, net	128,661	134,808	161,114
Goodwill	925,211	935,560	935,560
Amortizable intangibles, net	31,621	43,312	49,917
Bank owned life insurance	436,703	431,517	427,727
Other assets	511,059	413,706	445,805
Total assets	$19,661,799	$20,064,796	$19,989,356
LIABILITIES
Noninterest-bearing demand deposits	$5,361,538	$5,207,324	$5,222,572
Interest-bearing deposits	10,767,097	11,403,744	11,436,647
Total deposits	16,128,635	16,611,068	16,659,219
Securities sold under agreements to repurchase	118,658	117,870	89,749
Other short-term borrowings	290,000	—	—
Long-term borrowings	389,290	388,724	290,330
Other liabilities	343,740	237,063	202,461
Total liabilities	17,270,323	17,354,725	17,241,759
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	98,822	100,101	103,091
Additional paid-in capital	1,767,063	1,807,368	1,881,395
Retained earnings	841,701	783,794	709,866
Accumulated other comprehensive income (loss)	(316,283)	18,635	53,072
Total stockholders' equity	2,391,476	2,710,071	2,747,597
Total liabilities and stockholders' equity	$19,661,799	$20,064,796	$19,989,356

Common shares outstanding	74,688,314	75,663,648	77,928,948
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest and dividend income:
Interest and fees on loans	$123,266	$114,200	$130,570	$237,466	$258,576
Interest on deposits in other banks	157	131	86	288	163
Interest and dividends on securities:
Taxable	14,695	13,666	10,519	28,361	20,872
Nontaxable	10,637	10,459	9,677	21,097	18,914
Total interest and dividend income	148,755	138,456	150,852	287,212	298,525
Interest expense:
Interest on deposits	6,097	4,483	7,238	10,580	16,366
Interest on short-term borrowings	555	21	21	576	69
Interest on long-term borrowings	3,336	3,021	3,045	6,358	6,644
Total interest expense	9,988	7,525	10,304	17,514	23,079
Net interest income	138,767	130,931	140,548	269,698	275,446
Provision for credit losses	3,559	2,800	(27,414)	6,359	(41,037)
Net interest income after provision for credit losses	135,208	128,131	167,962	263,339	316,483
Noninterest income:
Service charges on deposit accounts	8,040	7,596	6,607	15,637	12,116
Other service charges, commissions and fees	1,709	1,655	1,735	3,364	3,436
Interchange fees	2,268	1,810	2,203	4,078	4,050
Fiduciary and asset management fees	6,939	7,255	6,819	14,194	13,294
Mortgage banking income	2,200	3,117	4,619	5,317	12,874
Bank owned life insurance income	2,716	2,697	3,209	5,413	5,475
Loan-related interest rate swap fees	2,600	3,860	1,321	6,460	3,075
Other operating income	11,814	2,163	1,953	13,976	5,131
Total noninterest income	38,286	30,153	28,466	68,439	59,451
Noninterest expenses:
Salaries and benefits	55,305	58,298	50,766	113,603	103,426
Occupancy expenses	6,395	6,883	7,140	13,278	14,454
Furniture and equipment expenses	3,590	3,597	3,911	7,187	7,880
Technology and data processing	7,862	7,796	7,219	15,658	14,123
Professional services	4,680	4,090	4,408	8,770	9,369
Marketing and advertising expense	2,502	2,163	2,738	4,665	4,782
FDIC assessment premiums and other insurance	2,765	2,485	2,319	5,250	4,626
Franchise and other taxes	4,500	4,499	4,435	8,999	8,871
Loan-related expenses	1,867	1,776	1,909	3,643	3,786
Amortization of intangible assets	2,915	3,039	3,568	5,954	7,298
Loss on debt extinguishment	—	—	—	—	14,695
Other expenses	6,387	10,695	3,558	17,082	10,598
Total noninterest expenses	98,768	105,321	91,971	204,089	203,908
Income before income taxes	74,726	52,963	104,457	127,689	172,026
Income tax expense	12,500	9,273	19,073	21,773	30,453
Net income	$62,226	$43,690	$85,384	105,916	141,573
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$59,259	$40,723	$82,417	$99,982	$135,639

Basic earnings per common share	$0.79	$0.54	$1.05	$1.33	$1.72
Diluted earnings per common share	$0.79	$0.54	$1.05	$1.33	$1.72

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

	For the Quarter Ended
	June 30, 2022			March 31, 2022
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)

	(Dollars in thousands)
Assets:
Securities:
Taxable	$2,322,024	$14,695	2.54%	$2,617,156	$13,666	2.12%
Tax-exempt	1,608,888	13,465	3.36%	1,581,426	13,240	3.40%
Total securities	3,930,912	28,160	2.87%	4,198,582	26,906	2.60%
Loans, net (3)	13,525,529	123,764	3.67%	13,300,789	114,602	3.49%
Other earning assets	190,029	408	0.86%	385,647	284	0.30%
Total earning assets	$17,646,470	$152,332	3.46%	$17,885,018	$141,792	3.22%
Allowance for loan and lease losses	(103,211)			(100,342)
Total non-earning assets	2,176,143			2,135,692
Total assets	$19,719,402			$19,920,368

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$7,987,888	$3,082	0.15%	$8,376,766	$1,324	0.06%
Regular savings	1,169,199	55	0.02%	1,142,854	55	0.02%
Time deposits	1,667,378	2,960	0.71%	1,766,657	3,104	0.71%
Total interest-bearing deposits	10,824,465	6,097	0.23%	11,286,277	4,483	0.16%
Other borrowings	765,886	3,891	2.04%	511,722	3,042	2.41%
Total interest-bearing liabilities	$11,590,351	$9,988	0.35%	$11,797,999	$7,525	0.26%

Noninterest-bearing liabilities:
Demand deposits	5,366,591			5,228,098
Other liabilities	317,415			233,287
Total liabilities	$17,274,357			$17,259,384
Stockholders' equity	2,445,045			2,660,984
Total liabilities and stockholders' equity	$19,719,402			$19,920,368
Net interest income		$142,344			$134,267

Interest rate spread			3.11%			2.96%
Cost of funds			0.22%			0.18%
Net interest margin			3.24%			3.04%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.